SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                    ---------------------

                        SCHEDULE  14C
                       (RULE 14C-101)

       INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934
                    ---------------------

Check the appropriate box:

[X]Preliminary Information Statement

[  ]Confidential, for use of the Commission Only
     (as permitted by Rule  14c-5(d)(2))

[  ]Definitive Information Statement

               ITEC ENVIRONMENTAL GROUP, INC.
      (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ]Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of securities:

(5)Total fee paid:

[  ]Fee paid previously with preliminary materials.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:




                ITEC ENVIRONMENTAL GROUP, INC.
                 693 Hi Tech Parkway, Suite 3
                   Oakdale, California 95361
                       (209) 881-3523

                    INFORMATION STATEMENT
                    PURSUANT TO SECTION 14
           OF THE SECURITIES EXCHANGE ACT OF 1934
       AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

             WE ARE NOT ASKING YOU FOR A PROXY
        AND YOU ARE NOT REQUESTED TO SEND US A PROXY

                     Oakdale, California
                      November ___, 2004

This information statement has been mailed on or about
November ___, 2004 to the stockholders of record on November 3, 2004 (the "Record Date") of Itec Environmental Group, Inc., a Delaware corporation (the "Company") in connection with certain actions taken by the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock as of November 3, 2004 (the "Resolution Date"). The actions to be taken pursuant to the written consent shall be taken on or around 20 days following the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                         By Order of the Board of Directors,

                         /s/ Gary De Laurentiis
                         Chief Executive Officer




NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
STOCKHOLDERS OF THE COMPANY HOLDING A MAJORITY OF THE OUTSTANDING
SHARES OF COMMON STOCK IN LIEU OF A SPECIAL MEETING OF THE
STOCKHOLDERS, DATED NOVEMBER 3, 2004

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock dated November 3, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or around 20 days following the mailing of this information statement:

The Board of Directors of the Company have been authorized to amend the Company's Certificate of Incorporation, as amended, to implement a reverse split of the Company's common stock at a ratio of 1-165.

            OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 750,000,000 shares of Common Stock, of which 667,163,992 shares were issued and outstanding as of the Record Date, and 10,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated November 3, 2004, and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of
1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on the date which is 20 days subsequent to the mailing of this information statement.

This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

       AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Reverse-Split

On November 3, 2004, the stockholders of the Company holding a majority of the outstanding shares of common stock approved an amendment to the Company's Certificate of Incorporation, as amended, to reverse split the Company's issued and outstanding common stock at a ratio of 1-165 (the "Reverse-Split").

The Reverse-Split will be effected by filing an amendment to the Company's Certificate of Incorporation. Subsequent to the Reverse-Split, the number of issued and outstanding shares of the Company's common stock will be reduced in accordance with the ratio, and the total number of authorized shares of the Company's common stock will not be correspondingly reduced. The Reverse-
Split will become effective upon the filing of the amendment with the Delaware Secretary of State. The Company's Board of Directors may, at its sole discretion, elect not to implement the Reverse-Split.

Upon filing the amendment to reverse-split the outstanding shares of common stock, the Company's Certificate of Incorporation will be amended by adding the following Section 5 to Article 4:

"Section 5. Reverse-Split. Effective upon filing by the Secretary of State of the State of Delaware of this Amendment to the Certificate of Incorporation (the "Effective Time"), and without decreasing the authorized capital stock of the Corporation, each one hundred sixty five (165) shares of common stock of the Corporation, par value
$.001 per share, issued and outstanding or reserved for issuance or held in treasury (the "Old Common Stock"), shall automatically, and without any action by the holder thereof, be reclassified into one (1) share of common stock of the Corporation, par value $.001 per share (the "New Common Stock")."

Purpose and Background of the Reverse-Split

The Company's primary objective in engaging in a Reverse-
Split is to attempt to raise the per share trading price of its common stock. The Board of Directors of the Company believes that raising the market price of its common stock improves the marketability of the common stock to institutional investors and other members of the investing public. Decreasing the number of shares of common stock outstanding should not, in and of itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or the Company's reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of the Company's common stock but also its trading liquidity. In addition, these perceptions may affect the Company's commercial business and its ability to raise additional capital through equity and debt financings.

The Company hopes that the decrease in the number of shares of its outstanding common stock resulting from the Reverse-Split, and the anticipated increase in the per share trading price, will encourage greater interest in its common stock among members of the financial community and the investing public. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse-Split is effected, particularly if the price per share of the Company's common stock begins a declining trend after the Reverse-Split is effected.

The Company cannot be certain that the Reverse-Split will achieve any of the desired results, or that the price per share of its common stock immediately following the Reverse-Split will increase, or that the increase, if any, will be sustained for any period of time.

The Company is not aware of any present efforts by anyone to accumulate its common stock, and the proposed Reverse-Split is not intended to be an anti-takeover device.

The reason for the Reverse-Split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its common stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the Company's shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse-Split.

As a result of the Reverse-Split, the Company will have approximately 745,956,582 authorized unissued shares of common stock, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. Currently, the Company has no current plans for the issuance of the shares of common stock for acquisitions or financings. In addition, the Reverse-Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The Reverse-Split will not alter any shareholder's percentage interest in the Company's equity. The principal effects of the Reverse-Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 667,163,992 to approximately 4,043,418.

Effects of the Reverse-Split

The principal effects of the Reverse-Split will be to decrease the number of outstanding shares of the Company's common stock. However, the total number of shares of the Company's common stock authorized for issuance will remain at 750,000,000. By decreasing the number of outstanding shares of common stock without altering the aggregate economic interest represented by those shares, the Company believes the market price will be proportionally increased.

Each share of the Company's common stock that is outstanding immediately prior to the Reverse-Split will, immediately following the Reverse-Split, represent a fraction (one-one hundred sixty fifth) of a share of the Company's common stock. The total number of shares of common stock held by each stockholder will be recomputed automatically following the Reverse-Split. If the total number of shares of the Company's common stock held by a stockholder immediately prior to the Reverse-Split is not evenly divisible by the ratio chosen by the Board of Directors, that stockholder will not receive a fractional share but instead will receive a full share of common stock. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the reverse split an additional full share of its common stock. The total number of authorized shares of the Company's preferred stock will not be affected by the Reverse-Split.

The proposed amendment to the Company's Certificate of Incorporation to effect the Reverse-Split will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Company's common stock.

We are currently seeking additional investments in order to develop our operations although we do not have definitive plans at this time. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may have to curtail our operations. We presently do not have definitive plans for additional investments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock, as of the Record Date, by:

each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

each of our directors;

each of our named executive officers; and

all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. The percentage of beneficial ownership is based on 667,163,992 shares of common stock outstanding as of the Record Date.



Name and Address of       Amount and Nature of    Percentage
Beneficial Owner          Beneficial Ownership    of Class

Gary De Laurentiis        9,854,803               1%

Andrea Videtta            7,500,000               1%

David M. Otto             72,000,000              10%

George Kanakis            7,500,000               1%

Jeff Chartier             7,500,000               1%

MTI Properties            76,086,000              11%

Frederick W. Smith, Jr.   22,130,812              3%

The BHI Group, Inc.       42,500,000              6%

Directors and Officers
as a Group                54,485,615              5%



(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of November 3, 2004.


                              By Order of the Board of Directors,

                              /s/  Gary De Laurentiis
                              ------------------------
                              Gary De Laurentiis
                              Chief Executive Offer

Oakdale, California
November 3, 2004


                          EXHIBIT A

                  CERTIFICATE OF AMENDMENT
                             TO
                CERTIFICATE OF INCORPORATION
                             OF
               ITEC ENVIRONMENTAL GROUP, INC.

The undersigned, being the Chief Executive Officer and acting
Secretary of ITEC ENVIRONMENTAL GROUP, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1. 	The name of the Corporation (hereinafter referred to as the
"Corporation") is Itec Environmental Group, Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was March 28, 2000. The date of the filing of the Restated Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was August 30, 2002.

2. 	The certificate of incorporation of the Corporation is hereby amended by adding the following Section 5 to Article 4:

"Section 5. Reverse-Split. Effective upon filing by the Secretary of State of the State of Delaware of this Amendment to the Certificate of Incorporation (the "Effective Time"), and without decreasing the authorized capital stock of the Corporation, each one hundred sixty five (165) shares of common stock of the Corporation, par value
$.001 per share, issued and outstanding or reserved for issuance or held in treasury (the "Old Common Stock"), shall automatically, and without any action by the holder thereof, be reclassified into one (1) share of common stock of the Corporation, par value $.001 per share (the "New Common Stock")."

3. 	The amendment of the certificate of incorporation herein
certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and the holders of a majority of the Corporation's outstanding common stock in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Gary De Laurentiis, its Chief Executive Officer and Acting
Secretary, this ___ day of  ________________, 2004.


                                 ITEC ENVIRONMENTAL GROUP, INC.


                                 By:_______________________________
                                 Gary De Laurentiis, Chief Executive
                                 Officer and Acting Secretary